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

EXHIBIT 11
- - ----------
                               DVL, Inc. and Subsidiaries
                              Computation of Per Share Data
                            (in thousands except share data)


                                                          December 31,
                                              ---------------------------------
                                                 1995        1994        1993
                                              ---------   ---------   ---------
Primary:
- - -------

Loss before gain on sales of real estate      $  (5,780)  $ (12,896)  $  (6,178)
Gain on sales of real estate to affiliates            -           9          15
                                              ---------   ---------   ---------
Loss from continuing operations                  (5,780)    (12,887)     (6,163)
Loss from discontinued operations                     -        (223)       (367)
Extraordinary gain on the settlement of
 indebtedness                                     7,900       1,935       7,991
                                              ---------   ---------   ---------
Net income (loss)                             $   2,120   $ (11,175)  $   1,461
                                              =========   =========   =========


Weighted average number of common shares
 issued and to be issued                      9,980,565   8,336,640   7,064,015

Shares issuable upon exercise of dilutive stock
 options and warrants - net of shares assumed
 to be repurchased (at the average market
 price for the period) from exercise proceeds         -           -     339,392
                                              ---------   ---------   ---------
Shares used for computation                   9,980,565   8,336,640   7,403,407
                                              =========   =========   =========


Earnings per share of Common Stock:

 Loss before gain on sale of real estate      $    (.58)  $   (1.54)  $    (.83)
 Gain on sales of real estate to affiliates           -           -           -
                                              ---------   ---------   ---------
 Loss from continuing operations                   (.58)      (1.54)       (.83)
 Loss from discontinued operations                    -        (.03)       (.05)
 Extraordinary gain on the settlement of
  indebtedness                                      .79         .23        1.08
                                              ---------   ---------   ---------
 Net income (loss)                            $     .21   $   (1.34)  $     .20
                                              =========   =========   =========
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
EXHIBIT 11 (continued)
- - ----------
                               DVL, Inc. and Subsidiaries
                              Computation of Per Share Data
                            (in thousands except share data)

                                                         December 31,
                                             ---------------------------------
                                                1995        1994        1993
                                             ---------   ---------   ---------
Assuming full dilution:
- - ----------------------

Loss before gain on sale of real estate      $  (5,780)  $ (12,896)  $  (6,178)
Adjustment for reduction in interest on
 assumed conversion of debentures                    -           -          65
                                             ---------   ---------   ---------
Adjusted loss before gain on sale of real
 estate                                         (5,780)    (12,896)     (6,113)
Gain on sale of real estate                          -           9          15
                                             ---------   ---------   ---------
Adjusted loss from continuing operations        (5,780)    (12,887)     (6,098)
Loss from discontinued operations                    -        (223)       (367)
Extraordinary gain on the settlement of
 indebtedness                                    7,900       1,935       7,991
                                             ---------   ---------   ---------
Adjusted Net income (loss)                   $   2,120   $ (11,175)  $   1,526
                                             =========   =========   =========

Weighted average number of common shares
 issued and to be issued                     9,980,565   8,336,640   7,064,015

Shares issuable upon conversion of
 subordinated debentures                             -           -     481,170

Shares issuable upon conversion of
 contingent debentures                               -           -     107,000

Shares issuable upon exercise of dilutive stock
 options and warrants - net of shares assumed
 to be repurchased (at the higher of period-end
 market price or the average market price for
 the period) from exercise proceeds                  -           -     387,243
                                             ---------   ---------   ---------
Shares used for computation                  9,980,565   8,336,640   8,039,428
                                             =========   =========   =========
Earnings per share of Common Stock:
 Adjusted loss before gain on sale of
  real estate                                $    (.58)  $   (1.54)  $    (.76)
 Gain on sale of real estate                         -           -           -
                                             ---------   ---------   ---------
 Loss from continuing operations                  (.58)      (1.54)       (.76)
 Loss from discontinued operations                   -        (.03)       (.04)
 Extraordinary gain on the settlement of
  indebtedness                                     .29         .23         .99
                                             ---------   ---------   ---------
  Net income (loss)                          $     .21   $   (1.34)  $     .19
                                             =========   =========   =========
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